UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES AND EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  November 1, 2006

CBL & ASSOCIATES PROPERTIES, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-12494	62-154718
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Suite 500, 2030 Hamilton Place Blvd, Chattanooga, TN 37421
(Address of principal executive office, including zip code)

(423) 855-0001
(Registrant’s telephone number, including area code)

N/A
(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry Into a Material Definitive Agreement

At a meeting held on November 1, 2006, the Compensation Committee of the Board of Directors of CBL & Associates Properties, Inc. (the “Company”) approved the following actions affecting the compensation of our executive officers:

2007 Base Salaries for Named Executive Officers

The Compensation Committee approved 2007 Base Salary levels for the Company’s officers and members of senior management, including setting the following 2007 Base Salary levels for those individuals who qualify as “named executive officers” (pursuant to Item 402(a)(3) of Securities and Exchange Commission Regulation S-K):

Name:	Title:	2007 Base Salary
Charles B. Lebovitz	Chairman of the Board and Chief Executive Officer	$575,566
John N. Foy	Vice Chairman of the Board, Chief Financial Officer and Treasurer	$506,320
Stephen D. Lebovitz	Director, President and Secretary	$500,000
Augustus N. Stephas	Senior Vice President – Accounting and Controller	$476,600
Eric P. Snyder	Senior Vive President and Director of Corporate Leasing	$466,000

In the case of Charles B. Lebovitz, John N. Foy and Stephen D. Lebovitz, these base salaries were approved to take effect as of January 1, 2007. In the case of Mr. Stephas, the effective date is February 28, 2007, and in the case of Mr. Snyder, the effective date is September 15, 2007.

Each of Charles B. Lebovitz, John N. Foy and Stephen D. Lebovitz are parties to deferred compensation agreements issued under the Company’s Amended and Restated Stock Incentive Plan, as amended (the “Stock Incentive Plan”), pursuant to which the amounts representing annual increases over their base salaries since 1995 are paid in quarterly installments in the form of the Company’s Common Stock rather than cash.

Approval of 2007 Executive Bonus Opportunities

The Compensation Committee also approved the criteria or matters pursuant to which designated Company executives will be eligible to earn bonuses for the 2007 fiscal year. The amount of the bonus paid to each executive will be based upon the successful continuation and/or completion of development, financing, leasing and re-leasing, temporary leasing, sponsorships, management, accounting, marketing, remodelings, expansions, peripheral property sales, acquisitions and joint ventures with respect to the Company and its properties identified by the Compensation Committee as being within each such executive’s areas of responsibility. Three of the executives covered by these bonus criteria are named executive officers of the Company. The potential bonuses that the Compensation Committee provided that such named executive officers could earn pursuant to the above-stated criteria or matters are as follows: John N. Foy – $725,000; Stephen D. Lebovitz – $725,000; and Eric P. Snyder – $350,000. The actual amount of any bonus payouts will be dependent on the successful continuation or completion of the projects or matters designated by the Compensation Committee for each such named executive officer (as well as the officer’s continued employment with the Company), although the Compensation Committee also retains the discretion to increase, decrease or eliminate a bonus payment to any officer in accordance with its ultimate evaluation of his performance during the year.

For the Company’s other two named executive officers, Charles B. Lebovitz and Augustus N. Stephas, the Compensation Committee allocated up to $1,150,000 of funds to be available as bonuses that could be earned by such officers for 2007, consisting of specified maximum bonuses that could be earned by each of these two named executive officers totaling $1,000,000 plus the opportunity to share (together with one other executive officer) in an unallocated discretionary bonus pool of up to $150,000. The potential bonus payouts set by the Compensation Committee for Mr. Lebovitz and Mr. Stephas pursuant to this allocation are as follows: Charles B. Lebovitz - $725,000 plus any additional participation in the unallocated $150,000 pool, and Augustus N. Stephas - $275,000 plus any additional participation in the unallocated $150,000 pool. The actual bonus payments to these two named executive officers, including the amount (if any) to be paid out of the $150,000 unallocated pool, will be determined during the fourth quarter of 2007 by the Compensation Committee, based upon its evaluation of such officer’s performance and contributions to the Company’s overall performance during the year. As in the case of the bonuses described above for the other named executive officers, the ultimate amount of any bonus paid to these two officers will be determined on a discretionary basis by the Compensation Committee, which retains the discretion to increase, decrease or eliminate a bonus payment to any officer prior to the time when it is paid, and is dependent on such officer’s continued employment with the Company.

In the case of both of the bonus mechanisms described above for 2007, each officer who receives a bonus will have the option of electing whether to have his bonus paid in cash or in shares of the Company’s Common Stock pursuant to the terms of the Stock Incentive Plan. The number of shares issued with respect to any bonus that an officer elects to receive in the Company’s Common Stock will be determined based on the market value of the Common Stock on the date when such bonus becomes payable.

Item 9.01	Financial Statements and Exhibits

(a)	Financial Statements of Businesses Acquired

Not applicable

(b)	Pro Forma Financial Information

Not applicable

(c)	Exhibits

Exhibit Number	Description
10.7.11	Summary Description of November 1, 2006 Compensation Committee Action Approving 2007 Executive Base Salary Levels
10.7.12	Summary Description of November 1, 2006 Compensation Committee Action Approving 2007 Executive Bonus Opportunities

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CBL & ASSOCIATES PROPERTIES, INC.

/s/ John N. Foy
John N. Foy
Vice Chairman,
Chief Financial Officer and Treasurer

Date: November 7, 2006